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                          AMENDMENT TO JANUARY 9, 2003
                              CONSULTING AGREEMENT

         This amendment to the January 9, 2003 consulting agreement (the "Amended Consulting Agreement") is made as of the 15th day of May 2003, by and between PARRISH BRIAN PARTNERS, INC. with an office at 75 Oak Street, Suite 202, Norwood, New Jersey 07648 ("PARTNERS") and GOLD BOND RESOUCRES, INC., 10701 Corporate Drive, Suite 293, Stafford, Texas 77477 ("GOBM").

         WHEREAS, GOBM AND ITS WHOLLY-OWNED SUBSIDIARY, ENERTECK CHEMICAL CORP. ("ENERTECK"), are in need of an individual to act as each's Interim President until such time as an individual or individuals can be retained to act in such capacities under terms and conditions acceptable to GOBM; and

         WHEREAS, PARTNERS has an individual currently under its employ who is qualified to serve in such capacities; and

         WHEREAS, the execution of this Agreement has been approved by the Board of Directors of all of the parties.

         NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED IN THE JANUARY 9, 2003 CONSULTING AGREEMENT, THE PARTIES HAVE AGREED AS FOLLOWS:

         Under the services to be provided by PARTNERS referred to in Paragraph 3 of the January 9, 2003 Consulting Agreement entitled "SERVICES", PARTNERS hereby agrees to provide and GOBM agrees to accept the services of PARTNERS' employee, PARRISH B. KETCHMARK ("PBK"), to act as Interim President of GOBM and ENERTECK until such time(s) when a permanent replacement or replacements is or are appointed. However, the preceding not withstanding, PARTNERS will make PBK's services available for a period ending no later than May 14, 2004.

         PARTNERS hereby agrees to provide PBK's services referred to herein for no additional compensation either to PARTNERS or PBK as partial consideration for the compensation due to PARTNERS under paragraph 7 of the January 9, 2003 Consulting Agreement. However, the foregoing not withstanding, PBK, individually, will participate as an employee in the Employee Stock Option Plan that GOBM intends to create, and will be granted options to purchase shares of GOBM in accordance with said Employee Stock Option Plan. Furthermore, PBK is hereby authorized to incur reasonable expenses in providing the services contemplated herein and will be reimbursed by GOBM or ENERTECK (as the case may be) in accordance with GOBM and/or ENERTECK'S normal practice upon submission of required documentation.

         PBK shall devote as much of his working time in the performance of his duties as are herein contemplated, as he feels, in his sole discretion, is necessary to accomplish the goals of GOBM and/or ENERTECK. PBK will serve at the discretion of the Board of Directors of GOBM, and may be terminated from either or both positions upon 30 days written notice.

         This Amendment to the January 9, 2003 Consulting Agreement is hereby incorporated into and made a part of the January 9, 2003 Consulting Agreement,

                  IN WITNESS WHEREOF, this Amendment to the January 9, 2003 Consulting Agreement has been executed by the Parties as of the date first written above.


/s/ Dwaine Reese                         /s/ Parrish B. Ketchmark
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Dwaine Reese, Chairman                   Parrish B. Ketchmark, President
GOLD BOND RESOURCES, INC.                PARRISH BRIAN PARTNERS, INC.
GOBM-PartnersContractAmendment